EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Northwest Bancshares, Inc. Announces Fourth Quarter 2025 net income of $46 million, or $0.31 per diluted share

Adjusted net income (non-GAAP) of $49 million, or $0.33 per diluted share
Net interest margin expands to 3.69% amid solid performance
Year to date EPS of $0.92 per diluted share, 16% growth from the prior year
Record quarterly total revenue of $180 million, 17% growth from the prior year

Columbus, Ohio — January 26, 2026

Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced net income for the quarter ended December 31, 2025 of $46 million, or $0.31 per diluted share. This represents an increase of $13 million compared to the same quarter last year, when net income was $33 million, or $0.26 per diluted share, and an increase of $43 million compared to the prior quarter, when net income was $3 million, or $0.02 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2025 were 9.70% and 1.10% compared to 8.20% and 0.91% for the same quarter last year and 0.69% and 0.08% from the prior quarter.

Adjusted net income (non-GAAP) for the quarter ended December 31, 2025 was $49 million, or $0.33 per diluted share, which increased by $8 million from $41 million, or $0.29 per diluted share in the prior quarter. This increase was driven by an increase in net interest income of $6 million, coupled with an increase in noninterest income of $6 million and a decrease in adjusted provision expense partially offset by an increase in adjusted noninterest expense of $7 million for the quarter ended December 31, 2025. All quarterly results were impacted by a full quarter of the acquisition of Penns Woods Bancorp, Inc. ("Penns Woods") which closed in late July 2025. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended December 31, 2025 were 10.33% and 1.17% compared to 8.89% and 1.01% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on February 18, 2026 to shareholders of record as of February 5, 2026. This is the 125th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of December 31, 2025, this represents an annualized dividend yield of approximately 6.7%.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “2025 was a transformational year for Northwest Bank. We closed on a significant acquisition, drove record revenue of $655 million for the full year, and continued to expand the firm’s net interest margin. Coupled with our demonstrated expense management discipline through the closing and integration of our sizeable acquisition, we drove double digit EPS growth, all while investing in the talent, technology, and new financial centers and products to support our future growth.”

“I am excited at our prospects in 2026, and anticipate another year of record revenue growth, as we build out our consumer franchise in Columbus, deepen relationships in our existing core markets, and continue to build market share in our commercial lines of business.”

Balance Sheet Highlights

Dollars in thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Average loans receivable	$12,982,499	12,568,497	11,204,781	3.3%	15.9%
Average investments	2,201,221	2,111,928	2,033,991	4.2%	8.2%
Average deposits	13,771,215	13,296,651	12,028,417	3.6%	14.5%
Average borrowed funds	354,894	347,357	222,506	2.2%	59.5%

•Average loans receivable increased $1.8 billion from the quarter ended December 31, 2024, primarily driven by the Penns Woods acquisition. Compared to the third quarter of 2025, average loans receivable increased by $414 million due to a full quarter impact from the acquisition coupled with internal loan growth.
•Average investments increased $167 million from the quarter ended December 31, 2024 and $89 million from the quarter ended September 30, 2025. The growth in average investments was primarily due to the Penns Woods acquisition and a targeted increase in the overall securities portfolio during the quarter.
•Average deposits grew $1.7 billion from the quarter ended December 31, 2024 and $475 million from the third quarter 2025. The growth in both periods was primarily driven by an increase in interest-bearing account balances primarily due to the addition of the Penns Woods deposit accounts.
•Average borrowings increased $132 million compared to the quarter ended December 31, 2024 due to the acquisition of long term borrowings from Penns Woods. Average borrowings increased $8 million compared to the quarter ended September 30, 2025. The increase is primarily attributable to the acquired long term borrowings and additional short term borrowings to fund loan and securities growth.

Income Statement Highlights

Dollars in thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Interest income	$202,825	194,678	170,722	4.2%	18.8%
Interest expense	60,659	58,704	56,525	3.3%	7.3%
Net interest income	$142,166	135,974	114,197	4.6%	24.5%

Net interest margin (FTE)	3.69%	3.65%	3.42%

Compared to the quarter ended December 31, 2024, net interest income increased $28 million and net interest margin increased to 3.69% from 3.42% for the quarter ended December 31, 2024. This increase in net interest income resulted primarily from:

•A $32 million increase in interest income that was the result of higher average yields coupled with an increase in average earning assets. The increase in average earning assets was driven by the Penns Woods acquisition during the third quarter. The average yield on loans improved to 5.65% for the quarter ended December 31, 2025 from 5.56% for the quarter ended December 31, 2024 driven by a loan mix shift towards higher yielding commercial loans along with the accretion of loan fair value marks from the acquisition of $4.6 million during the quarter.
•A $4 million increase in interest expense is the result of an increase in the average balance of interest-bearing liabilities partially offset by a decline in the cost of deposits. The cost of interest-bearing liabilities decreased to 2.14% for the quarter ended December 31, 2025 from 2.27% for the quarter ended December 31, 2024.

Compared to the quarter ended September 30, 2025, net interest income increased $6 million and net interest margin increased to 3.69% for the quarter ended December 31, 2025 from 3.65% for the quarter ended September 30, 2025. This increase in net interest income resulted from the following:

•A $8 million increase in interest income driven by growth in the average loan and investment balances and an increase on loan and investments yields compared to the prior quarter. The average yield on loans increased to 5.65% from 5.63% and average investment yields increased to 2.98% from 2.81% for the quarter ended September 30, 2025. The increases were primarily driven by the Penns Woods acquisition, including the accretion of loan fair value marks, coupled with a continued shift in loan mix towards higher yielding commercial loans and adding new securities at rates above the existing portfolio average.
•A $2 million increase in interest expense driven higher average balances on both deposits and borrowings from the Penns Woods acquisition. Average cost of interest-bearing deposits decreased slightly compared to the prior quarter to 1.97% from 1.99% for the September 30, 2025 while average cost of borrowings declined to 3.83% from 3.84% for the quarter ended September 30, 2025.

Dollars in thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Provision for credit losses - loans	$5,743	31,394	15,549	(81.7)%	(63.1)%
Provision for credit losses - unfunded commitments	1,981	(189)	1,016	1148.1%	95.0%
Total provision for credit losses expense	$7,724	31,205	16,565	(75.2)%	(53.4)%

Net charge-offs to average loans, annualized	0.40%	0.29%	0.87%

The total provision for credit losses for the quarter ended December 31, 2025 was $7.7 million primarily driven by growth in our commercial lending portfolio and net charge-offs in the current period.

The total provision for credit losses for the quarter ended September 30, 2025 was $31 million primarily driven by the Day 1 initial provision from the Penns Woods acquisition of $20.6 million. Excluding the Day 1 provision for credit losses from the acquisition, the provision for credit losses for the quarter ended September 30, 2025 was $10.5 million.

The Company saw an decrease in classified loans to $453 million, or 3.49% of total loans, at December 31, 2025 from $527 million, or 4.07% of total loans, at September 30, 2025 and an increase from $272 million, or 2.44% of total loans, at December 31, 2024. This decrease was driven by improvements within the commercial real estate portfolio which decreased $65 million from the prior quarter. The increase from the prior year was primarily due to classified loans acquired in the Penns Woods acquisition.

Dollars in thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Noninterest income:
Gain on sale of investments	$142	36	—	294.4%	NA
Gain on sale of SBA loans	437	341	822	28.2%	(46.8)%
Service charges and fees	17,377	16,911	15,975	2.8%	8.8%
Trust and other financial services income	8,416	8,040	7,485	4.7%	12.4%
Gain on real estate owned, net	148	132	238	12.1%	(37.8)%
Income from bank-owned life insurance	8,269	1,751	2,020	372.2%	309.4%
Mortgage banking income	379	1,003	224	(62.2)%	69.2%
Other operating income	2,609	3,984	13,299	(34.5)%	(80.4)%
Total noninterest income	$37,777	32,198	40,063	17.3%	(5.7)%

Noninterest income decreased from the quarter ended December 31, 2024 by $2 million primarily due to a decrease in other operating income driven by a gain on sale of Visa B shares and a gain on a low income housing tax credit investment in the prior year which was partially offset by an increase in income from bank-owned life insurance due to a large claim recognized in the current quarter. Noninterest income increased from the quarter ended September 30, 2025 by $6 million due primarily to an increase in income from bank-owned life insurance.

Dollars in thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Noninterest expense:
Personnel expense	$65,143	63,014	53,198	3.4%	22.5%
Non-personnel expense	48,378	70,484	42,128	(31.4)%	14.8%
Total noninterest expense	$113,521	133,498	95,326	(15.0)%	19.1%

Noninterest expense increased from the quarter ended December 31, 2024 due to a $12 million increase in core compensation and benefits expense due to the addition of Penns Woods employees coupled with an increase in performance based incentive compensation expense. Additionally, non-personnel expense increased by $6 million due to an increase of $2 million of amortization of intangible expense and $1 million of merger and restructuring expense related to the acquisition coupled with increases in operating expenses due to the addition of the Penns Woods branches to our footprint.

Compared to the quarter ended September 30, 2025, personnel expense increased $2 million driven by the same factors discussed above. Non-personnel expense decreased by $22 million due to a $27 million decrease in merger and restructuring expenses in the current quarter which was offset by an increase in processing and other expense due to a full quarter of additional branches and the timing of charitable contributions.

Dollars in thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Income before income taxes	$58,698	3,469	42,369	1592.1%	38.5%
Income tax expense	12,985	302	9,619	4199.7%	35.0%
Net income	$45,713	3,167	32,750	1343.4%	39.6%

The provision for income taxes increased by $3 million from the quarter ended December 31, 2024 and $13 million from the quarter ended September 30, 2025 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended December 31, 2024 and September 30, 2025 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of December 31, 2025, Northwest operated 151 full-service financial centers and ten free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

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This release may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our financial condition and results of operations, including statements related to our earnings outlook; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to the following: the possibility that any of the anticipated benefits of the merger with Penns Woods will not be realized or will not be realized within the expected time period; the effect of the merger on the combined company’s customer and employee relationships and operating results; and other factors that may affect the results of operations and financial condition of the combined company; inflation and changes in the interest rate environment that reduce our margins, our loan origination, or the fair value of financial instruments; changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally; changes in laws, government regulations or supervision, examination and enforcement priorities affecting financial institutions, including as part of the regulatory reform agenda of the Trump administration, as well as changes in regulatory fees and capital requirements; changes in federal, state, or local tax laws and tax rates; general economic conditions, either nationally or in our market areas, that are different than expected, including inflationary or recessionary pressures or those related to changes in monetary, fiscal, regulatory, tariff and international trade policies of the U.S. government, including policies of the U.S. Department of Treasury and Board of Governors of the Federal Reserve System, and any related increases in compliance and other costs; trade disputes, barriers to trade or the emergence of trade restrictions and the resulting impacts on market volatility and global trade; growing fiscal deficits; potential recession or slowing of growth in the U.S., Europe and other regions; developments in the Middle East and in Latin America; adverse changes in the securities and credit markets; instability or breakdown in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil; cyber-security concerns, including an interruption or breach in the security of our website or other information systems; technological changes that may be more difficult or expensive than expected; changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; the ability of third-party providers to perform their obligations to us; competition among depository and other financial institutions, including with respect to deposit gathering, service charges and fees; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to manage our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices; changes in consumer spending, borrowing and savings habits; our ability to continue to increase and manage our commercial and personal loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; changes in the value of our goodwill or other intangible assets; the impact of the economy on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; our ability to receive regulatory approvals for proposed transactions or new lines of business; the effects of any federal government shutdown or the inability of the federal government to manage debt limits; changes in the financial performance and/or condition of our borrowers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the effect of global or national war, conflict, or terrorism; our ability to manage market risk, credit risk and operational risk; the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, and the significant impact that any such outbreaks may have on our growth, operations and earnings; the effects of natural disasters and extreme weather events; changes in our ability to continue to pay dividends, either at current rates or at all; our ability to retain key employees; and our compensation expense associated with equity allocated or awarded to our employees. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in this presentation and in the Northwest Bancshares, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2024 under the section entitled "Item 1A - Risk Factors," and from time to time in other filings made by the Company with the SEC. These forward-looking statements speak only at the date of the presentation. The Company expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Company’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the pages 9 and 10 of this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures where applicable.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$233,647	278,817	288,378
Marketable securities available-for-sale (amortized cost of $1,710,978, $1,405,959 and $1,278,665, respectively)	1,586,382	1,270,880	1,108,944
Marketable securities held-to-maturity (fair value of $605,929, $618,633 and $637,948, respectively)	683,369	702,392	750,586
Total cash and cash equivalents and marketable securities	2,503,398	2,252,089	2,147,908

Loans held-for-sale	22,437	22,297	76,331
Residential mortgage loans	3,100,780	3,157,853	3,178,269
Home equity loans	1,507,532	1,520,893	1,149,396
Consumer loans	2,563,890	2,453,805	1,995,085
Commercial real estate loans	3,296,902	3,495,664	2,849,862
Commercial loans	2,538,212	2,312,718	2,007,402
Total loans receivable	13,007,316	12,940,933	11,180,014
Allowance for credit losses	(150,212)	(157,396)	(116,819)
Loans receivable, net	12,857,104	12,783,537	11,063,195

FHLB stock, at cost	36,628	33,349	21,006
Accrued interest receivable	56,291	55,549	46,356
Real estate owned, net	76	174	35
Premises and equipment, net	140,381	139,491	124,246
Bank-owned life insurance	294,386	303,115	253,137
Goodwill	444,330	438,402	380,997
Other intangible assets, net	39,667	47,924	2,837
Other assets	371,919	305,082	292,176
Total assets	$16,766,617	16,381,009	14,408,224
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,123,229	3,089,963	2,621,415
Interest-bearing demand deposits	2,995,759	2,898,350	2,666,504
Money market deposit accounts	2,540,818	2,462,979	2,007,739
Savings deposits	2,366,513	2,373,413	2,171,251
Time deposits	2,916,698	2,871,544	2,677,645
Total deposits	13,943,017	13,696,249	12,144,554

Borrowed funds	446,283	368,241	200,331
Subordinated debt	114,800	114,800	114,538
Junior subordinated debentures	130,093	130,028	129,834
Advances by borrowers for taxes and insurance	37,309	21,840	42,042
Accrued interest payable	6,846	10,555	6,935
Other liabilities	197,845	183,560	173,134
Total liabilities	14,876,193	14,525,273	12,811,368
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 146,107,964, 146,097,057 and 127,508,003 shares issued and outstanding, respectively	1,461	1,461	1,275
Additional paid-in capital	1,270,444	1,268,694	1,033,385
Retained earnings	689,210	672,843	673,110
Accumulated other comprehensive loss	(70,691)	(87,262)	(110,914)
Total shareholders’ equity	1,890,424	1,855,736	1,596,856
Total liabilities and shareholders’ equity	$16,766,617	16,381,009	14,408,224

Equity to assets	11.27%	11.33%	11.08%
Tangible common equity to tangible assets*	8.64%	8.62%	8.65%
Book value per share	$12.94	12.70	12.52
Tangible book value per share*	$9.63	9.37	9.51
Closing market price per share	$12.00	12.39	13.19
Full time equivalent employees	2,169	2,190	1,956
Number of banking offices	161	161	141
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Interest income:
Loans receivable	$184,047	177,723	154,914	164,638	155,838
Mortgage-backed securities	14,071	12,668	12,154	11,730	11,515
Taxable investment securities	1,324	1,183	999	933	910
Tax-free investment securities	777	752	512	512	515
FHLB stock dividends	701	652	318	366	392
Interest-earning deposits	1,905	1,700	2,673	2,416	1,552
Total interest income	202,825	194,678	171,570	180,595	170,722
Interest expense:
Deposits	52,947	51,880	46,826	47,325	50,854
Borrowed funds	7,712	6,824	5,300	5,452	5,671
Total interest expense	60,659	58,704	52,126	52,777	56,525
Net interest income	142,166	135,974	119,444	127,818	114,197
Provision for credit losses - loans	5,743	31,394	11,456	8,256	15,549
Provision for credit losses - unfunded commitments	1,981	(189)	(2,712)	(345)	1,016
Net interest income after provision for credit losses	134,442	104,769	110,700	119,907	97,632
Noninterest income:
Gain on sale of investments	142	36	—	—	—
Gain on sale of SBA loans	437	341	819	1,238	822
Service charges and fees	17,377	16,911	15,797	14,987	15,975
Trust and other financial services income	8,416	8,040	7,948	7,910	7,485
Gain on real estate owned, net	148	132	258	84	238
Income from bank-owned life insurance	8,269	1,751	1,421	1,331	2,020
Mortgage banking income	379	1,003	1,075	696	224
Other operating income	2,609	3,984	3,620	2,109	13,299
Total noninterest income	37,777	32,198	30,938	28,355	40,063
Noninterest expense:
Compensation and employee benefits	65,143	63,014	55,213	54,540	53,198
Premises and occupancy costs	8,170	7,707	7,122	8,400	7,263
Office operations	4,217	3,495	2,910	2,977	3,036
Collections expense	856	776	838	328	905
Processing expenses	16,454	15,072	12,973	13,990	15,361
Marketing expenses	1,827	1,932	3,018	1,880	2,327
Federal deposit insurance premiums	3,538	3,361	2,296	2,328	2,949
Professional services	3,366	3,010	3,990	2,756	3,788
Amortization of intangible assets	2,257	1,974	436	504	526
Merger, asset disposition and restructuring expense	4,160	31,260	6,244	1,123	2,850
Other expenses	3,533	1,897	2,500	2,911	3,123
Total noninterest expense	113,521	133,498	97,540	91,737	95,326
Income before income taxes	58,698	3,469	44,098	56,525	42,369
Income tax expense	12,985	302	10,423	13,067	9,619
Net income	$45,713	3,167	33,675	43,458	32,750

Basic earnings per share	$0.31	0.02	0.26	0.34	0.26
Diluted earnings per share	$0.31	0.02	0.26	0.34	0.26

Weighted average common shares outstanding - diluted	146,703,966	141,175,516	128,114,509	128,299,013	127,968,910

Annualized return on average equity	9.70%	0.69%	8.26%	10.90%	8.20%
Annualized return on average assets	1.10%	0.08%	0.93%	1.22%	0.91%
Annualized return on average tangible common equity *	13.10%	0.90%	10.78%	14.29%	10.81%
Efficiency ratio	63.09%	79.38%	64.86%	58.74%	61.80%
Efficiency ratio, excluding certain items **	59.52%	59.62%	60.42%	57.70%	59.61%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Year ended December 31,
	2025	2024
Interest income:
Loans receivable	$681,322	615,776
Mortgage-backed securities	50,623	39,793
Taxable investment securities	4,439	3,274
Tax-free investment securities	2,553	1,975
FHLB stock dividends	2,037	1,891
Interest-earning deposits	8,694	6,487
Total interest income	749,668	669,196
Interest expense:
Deposits	198,978	205,492
Borrowed funds	25,288	28,126
Total interest expense	224,266	233,618
Net interest income	525,402	435,578
Provision for credit losses - loans	56,849	27,679
Provision for credit losses - unfunded commitments	(1,265)	(3,174)
Net interest income after provision for credit losses	469,818	411,073
Noninterest income:
Gain/(loss) on sale of investments	178	(39,413)
Gain on sale of SBA loans	2,835	3,819
Service charges and fees	65,072	62,957
Trust and other financial services income	32,314	30,102
Gain on real estate owned, net	622	887
Income from bank-owned life insurance	12,772	6,327
Mortgage banking income	3,153	2,321
Other operating income	12,322	20,010
Total noninterest income	129,268	87,010
Noninterest expense:
Compensation and employee benefits	237,910	214,455
Premises and occupancy costs	31,399	29,469
Office operations	13,599	12,433
Collections expense	2,798	2,121
Processing expenses	58,489	59,351
Marketing expenses	8,657	8,890
Federal deposit insurance premiums	11,523	11,600
Professional services	13,122	14,883
Amortization of intangible assets	5,171	2,452
Merger, asset disposition and restructuring expense	42,787	5,763
Other expenses	10,841	7,120
Total noninterest expense	436,296	368,537
Income before income taxes	162,790	129,546
Income tax expense	36,777	29,268
Net income	$126,013	100,278

Basic earnings per share	$0.93	0.79
Diluted earnings per share	$0.92	0.79

Weighted average common shares outstanding - diluted	136,322,885	127,699,501

Annualized return on average equity	7.27%	6.41%
Annualized return on average assets	0.82%	0.70%
Annualized return on tangible common equity *	9.56%	8.51%

Efficiency ratio	66.64%	70.52%
Efficiency ratio, excluding certain items **	59.32%	64.11%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, gain on sale of mortgage servicing rights, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Year ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$45,713	3,167	32,750	126,013	100,278
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	4,160	31,260	2,850	42,787	5,763
Add: loss on the sale of investments	—	—	—	—	39,413
Add: CECL Day 1 non-PCD and unfunded provision expense	—	20,664	—	20,664	—
Less: tax benefit of non-GAAP adjustments	(1,165)	(14,539)	(798)	(17,766)	(12,649)
Adjusted net income (non-GAAP)	$48,708	40,552	34,802	171,698	132,805
Diluted earnings per share (GAAP)	$0.31	0.02	0.26	0.92	0.79
Diluted adjusted earnings per share (non-GAAP)	$0.33	0.29	0.27	1.26	1.04

Average equity	$1,870,088	1,809,395	1,589,228	1,733,909	1,563,454
Average assets	16,494,008	15,942,440	14,322,864	15,334,189	14,385,171
Annualized return on average equity (GAAP)	9.70%	0.69%	8.20%	7.27%	6.41%
Annualized return on average assets (GAAP)	1.10%	0.08%	0.91%	0.82%	0.70%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, loss on the sale of investments and CECL Day 1 non-PCD and unfunded provision expense, net of tax (non-GAAP)	10.33%	8.89%	8.71%	9.90%	8.49%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, loss on sale of investments, and CECL Day 1 non-PCD and unfunded provision expense, net of tax (non-GAAP)	1.17%	1.01%	0.97%	1.12%	0.92%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	December 31, 2025	September 30, 2025	December 31, 2024
Tangible common equity to assets
Total shareholders’ equity	$1,890,424	1,855,736	1,596,856
Less: goodwill and intangible assets	(483,997)	(486,326)	(383,834)
Tangible common equity	$1,406,427	1,369,410	1,213,022

Total assets	$16,766,617	16,381,009	14,408,224
Less: goodwill and intangible assets	(483,997)	(486,326)	(383,834)
Tangible assets	$16,282,620	15,894,683	14,024,390

Tangible common equity to tangible assets	8.64%	8.62%	8.65%

Tangible book value per share
Tangible common equity	$1,406,427	1,369,410	1,213,022
Common shares outstanding	146,107,964	146,097,057	127,508,003
Tangible book value per share	9.63	9.37	9.51

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Year ended December 31,
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	2025	2024

Annualized return on average tangible common equity
Net income	$45,713	3,167	33,675	43,458	32,750	126,013	100,278

Average shareholders’ equity	1,870,088	1,809,395	1,635,966	1,616,611	1,589,228	1,733,909	1,563,454
Less: average goodwill and intangible assets	(485,252)	(409,875)	(383,152)	(383,649)	(384,178)	(415,735)	(385,074)
Average tangible common equity	$1,384,836	1,399,520	1,252,814	1,232,962	1,205,050	1,318,174	1,178,380

Annualized return on average tangible common equity	13.10%	0.90%	10.78%	14.29%	10.81%	9.56%	8.51%

Efficiency ratio, excluding loss on the sale of investments, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$113,521	133,498	97,540	91,737	95,326	436,296	368,537
Less: amortization expense	(2,257)	(1,974)	(436)	(504)	(526)	(5,171)	(2,452)
Less: merger, asset disposition and restructuring expenses	(4,160)	(31,260)	(6,244)	(1,123)	(2,850)	(42,787)	(5,763)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$107,104	100,264	90,860	90,110	91,950	388,338	360,322

Net interest income	$142,166	135,974	119,444	127,818	114,197	525,402	435,578
Non-interest income	37,777	32,198	30,938	28,355	40,063	129,268	87,010
Add: loss on the sale of investments	—	—	—	—	—	—	39,413
Net interest income plus non-interest income, excluding loss on sale of investments	$179,943	168,172	150,382	156,173	154,260	654,670	562,001

Efficiency ratio, excluding loss on sale of investments, amortization and merger, asset disposition and restructuring expenses	59.52%	59.62%	60.42%	57.70%	59.61%	59.32%	64.11%

*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, loss on sale of investments and gain on sale of mortgage servicing rights. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of December 31, 2025
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,737,960	26.8%	6,289
Less intercompany deposit accounts	1,339,304	9.6%	12
Less collateralized deposit accounts	435,258	3.1%	260
Uninsured deposits excluding intercompany and collateralized accounts	$1,963,398	14.1%	6,017
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $42.4 million, or 0.31% of total deposits, as of December 31, 2025. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $236.3 million, or 1.69% of total deposits, as of December 31, 2025. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $326,254 as of December 31, 2025.

The following table provides additional details for the Company’s deposit portfolio:

	As of December 31, 2025
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,714,326	12.2%	312,429
Business noninterest bearing demand deposits	1,408,903	10.1%	48,081
Personal interest-bearing demand deposits	1,401,892	10.1%	54,866
Business interest-bearing demand deposits	1,593,867	11.4%	9,120
Personal money market deposits	1,766,973	12.7%	27,259
Business money market deposits	773,845	5.6%	3,226
Savings deposits	2,366,513	17.0%	187,565
Time deposits	2,916,698	20.9%	81,429
Total deposits	$13,943,017	100.0%	723,975

Our average deposit account balance as of December 31, 2025 was $19,259. The Company’s insured cash sweep deposit balance was $781 million as of December 31, 2025.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At December 31, 2025
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,875,097	15.36%	$1,281,842	10.50%	$1,220,802	10.00%
Northwest Bank	1,732,895	14.21%	1,280,528	10.50%	1,219,551	10.00%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,504,320	12.32%	1,037,682	8.50%	732,481	6.00%
Northwest Bank	1,580,217	12.96%	1,036,618	8.50%	975,641	8.00%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,504,320	12.32%	854,561	7.00%	N/A	N/A
Northwest Bank	1,580,217	12.96%	853,686	7.00%	792,708	6.50%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,504,320	9.29%	647,636	4.00%	N/A	N/A
Northwest Bank	1,580,217	9.77%	647,141	4.00%	808,926	5.00%
(1)     December 31, 2025 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2024 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	December 31, 2025
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after five years through ten years	$1,631	11	(13)	1,629	3.12
Due after ten years	41,673	—	(7,390)	34,283	5.83

Debt issued by government sponsored enterprises:
Due after one year through five years	1,040	6	(2)	1,044	1.51
Due after five years through ten years	996	7	—	1,003	0.42

Municipal securities:
Due within one year	1,810	9	—	1,819	0.59
Due after one year through five years	10,876	118	(7)	10,987	2.32
Due after five years through ten years	25,111	393	(1,253)	24,251	6.69
Due after ten years	52,342	342	(6,473)	46,211	9.40

Corporate debt issues:
Due within one year	500	—	—	500	0.24
Due in one year through five years	4,716	12	(22)	4,706	3.65
Due after five years through ten years	46,436	1,429	(64)	47,801	4.23
Due after ten years	4,000	27	—	4,027	4.42

Mortgage-backed agency securities:
Fixed rate pass-through	402,670	3,940	(10,685)	395,925	7.24
Variable rate pass-through	3,015	66	(2)	3,079	3.34
Fixed rate agency CMBS	616,751	1,553	(73,461)	544,843	3.67
Variable rate agency CMBS	8,341	2	—	8,343	3.00
Fixed rate agency CMOs	451,776	1,685	(34,848)	418,613	5.35
Variable rate agency CMOs	37,294	103	(79)	37,318	6.44
Total mortgage-backed agency securities	1,519,847	7,349	(119,075)	1,408,121	5.24
Total marketable securities available-for-sale	$1,710,978	9,703	(134,299)	1,586,382	5.32

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$16,477	—	(98)	16,379	0.23
Due after five years through ten years	107,988	—	(8,216)	99,772	2.79

Mortgage-backed agency securities:
Fixed rate pass-through	98,462	1	(9,775)	88,688	4.21
Variable rate pass-through	310	3	—	313	3.35
Fixed rate agency CMBS	78,270	—	(13,133)	65,137	3.43
Fixed rate agency CMOs	381,334	—	(46,220)	335,114	5.57
Variable rate agency CMOs	528	—	(2)	526	3.96
Total mortgage-backed agency securities	558,904	4	(69,130)	489,778	5.03
Total marketable securities held-to-maturity	$683,369	4	(77,444)	605,929	4.65

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Nonaccrual loans:
Residential mortgage loans	$12,247	11,497	8,482	7,025	6,951
Home equity loans	3,755	6,979	3,507	3,004	3,332
Consumer loans	5,711	5,898	4,418	5,201	5,028
Commercial real estate loans	57,485	82,580	62,091	31,763	36,967
Commercial loans	28,085	21,371	23,896	11,757	9,123
Total nonaccrual loans	$107,283	128,325	102,394	58,750	61,401
Loans 90 days past due and still accruing	646	701	493	603	656
Nonperforming loans	107,929	129,026	102,887	59,353	62,057
Real estate owned, net	76	174	48	80	35
Other nonperforming assets (1)	—	—	—	16,102	16,102
Nonperforming assets	$108,005	129,200	102,935	75,535	78,194

Nonperforming loans to total loans	0.83%	1.00%	0.91%	0.53%	0.56%
Nonperforming assets to total assets	0.64%	0.79%	0.71%	0.52%	0.54%
Allowance for credit losses to total loans	1.15%	1.22%	1.14%	1.09%	1.04%
Allowance for credit losses to nonperforming loans	139.18%	121.99%	125.53%	206.91%	188.24%
(1) Other nonperforming assets includes nonaccrual loans held-for-sale.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At December 31, 2025	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,088,533	—	12,247	—	—	3,100,780
Home equity loans	1,503,777	—	3,755	—	—	1,507,532
Consumer loans	2,557,577	—	6,313	—	—	2,563,890
Total Personal Banking	7,149,887	—	22,315	—	—	7,172,202
Commercial Banking:
Commercial real estate loans	2,817,802	131,589	347,511	—	—	3,296,902
Commercial loans	2,392,830	61,852	83,530	—	—	2,538,212
Total Commercial Banking	5,210,632	193,441	431,041	—	—	5,835,114
Total loans	$12,360,519	193,441	453,356	—	—	13,007,316
At September 30, 2025
Personal Banking:
Residential mortgage loans	$3,146,355	—	11,498	—	—	3,157,853
Home equity loans	1,513,914	—	6,979	—	—	1,520,893
Consumer loans	2,447,208	—	6,597	—	—	2,453,805
Total Personal Banking	7,107,477	—	25,074	—	—	7,132,551
Commercial Banking:
Commercial real estate loans	2,912,166	171,005	412,493	—	—	3,495,664
Commercial loans	2,141,236	82,009	89,473	—	—	2,312,718
Total Commercial Banking	5,053,402	253,014	501,966	—	—	5,808,382
Total loans	$12,160,879	253,014	527,040	—	—	12,940,933
At June 30, 2025
Personal Banking:
Residential mortgage loans	$3,039,809	—	12,317	—	—	3,052,126
Home equity loans	1,153,808	—	3,712	—	—	1,157,520
Consumer loans	2,206,363	—	4,912	—	—	2,211,275
Total Personal Banking	6,399,980	—	20,941	—	—	6,420,921
Commercial Banking:
Commercial real estate loans	2,266,057	112,852	403,495	—	—	2,782,404
Commercial loans	1,956,751	87,951	93,797	—	—	2,138,499
Total Commercial Banking	4,222,808	200,803	497,292	—	—	4,920,903
Total loans	$10,622,788	200,803	518,233	—	—	11,341,824
At March 31, 2025
Personal Banking:
Residential mortgage loans	$3,110,770	—	10,877	—	—	3,121,647
Home equity loans	1,138,367	—	3,210	—	—	1,141,577
Consumer loans	2,075,719	—	5,750	—	—	2,081,469
Total Personal Banking	6,324,856	—	19,837	—	—	6,344,693
Commercial Banking:
Commercial real estate loans	2,497,722	86,779	208,233	—	—	2,792,734
Commercial loans	1,964,699	63,249	51,070	—	—	2,079,018
Total Commercial Banking	4,462,421	150,028	259,303	—	—	4,871,752
Total loans	$10,787,277	150,028	279,140	—	—	11,216,445
At December 31, 2024
Personal Banking:
Residential mortgage loans	$3,167,447	—	10,822	—	—	3,178,269
Home equity loans	1,145,856	—	3,540	—	—	1,149,396
Consumer loans	1,989,479	—	5,606	—	—	1,995,085
Total Personal Banking	6,302,782	—	19,968	—	—	6,322,750
Commercial Banking:
Commercial real estate loans	2,571,915	72,601	205,346	—	—	2,849,862
Commercial loans	1,923,382	37,063	46,957	—	—	2,007,402
Total Commercial Banking	4,495,297	109,664	252,303	—	—	4,857,264
Total loans	$10,798,079	109,664	272,271	—	—	11,180,014
*    Includes $38.2 million, $41.0 million, $4.0 million, $4.7 million, and $2.7 million of acquired loans at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.
**    Includes $93.2 million, $96.9 million, $19.2 million, $18.0 million, and $19.8 million of acquired loans at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	December 31, 2025	*	September 30, 2025	*	June 30, 2025	*	March 31, 2025	*	December 31, 2024	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$41,180	1.3%	$1,639	0.1%	$561	—%	$32,840	1.0%	$28,690	0.9%
Home equity loans	6,488	0.4%	4,644	0.3%	4,664	0.4%	3,882	0.3%	5,365	0.5%
Consumer loans	14,063	0.5%	12,257	0.5%	9,174	0.4%	8,792	0.4%	11,102	0.6%
Commercial real estate loans	28,645	0.9%	14,600	0.4%	4,585	0.2%	8,536	0.3%	5,215	0.2%
Commercial loans	5,657	0.2%	9,974	0.4%	5,569	0.3%	6,841	0.3%	5,632	0.3%
Total loans delinquent 30 days to 59 days	$96,033	0.7%	$43,114	0.3%	$24,553	0.2%	$60,891	0.5%	$56,004	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$10,934	0.4%	$7,917	0.3%	$8,958	0.3%	$3,074	0.1%	$10,112	0.3%
Home equity loans	2,316	0.2%	2,671	0.2%	985	0.1%	1,290	0.1%	1,434	0.1%
Consumer loans	4,599	0.2%	3,691	0.2%	3,233	0.1%	2,808	0.1%	3,640	0.2%
Commercial real estate loans	12,941	0.4%	1,575	—%	13,240	0.5%	2,001	0.1%	915	—%
Commercial loans	2,899	0.1%	1,915	0.1%	2,031	0.1%	2,676	0.1%	1,726	0.1%
Total loans delinquent 60 days to 89 days	$33,689	0.3%	$17,769	0.1%	$28,447	0.3%	$11,849	0.1%	$17,827	0.2%

Loans delinquent 90 days or more:
Residential mortgage loans	$10,001	0.3%	$9,427	0.3%	$6,905	0.2%	$4,005	0.1%	$4,931	0.2%
Home equity loans	2,492	0.2%	2,963	0.2%	1,879	0.2%	1,893	0.2%	2,250	0.2%
Consumer loans	4,893	0.2%	4,865	0.2%	3,486	0.2%	4,026	0.2%	3,967	0.2%
Commercial real estate loans	32,745	1.0%	56,453	1.6%	41,875	1.5%	23,433	0.8%	7,702	0.3%
Commercial loans	16,269	0.6%	9,490	0.4%	10,433	0.5%	5,994	0.3%	7,335	0.4%
Total loans delinquent 90 days or more	$66,400	0.5%	$83,198	0.6%	$64,578	0.6%	$39,351	0.3%	$26,185	0.2%

Total loans delinquent	$196,122	1.5%	$144,081	1.1%	$117,578	1.0%	$112,091	1.0%	$100,016	0.9%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Beginning balance	$157,396	129,159	122,809	116,819	125,813
Initial allowance on loans purchased with credit deterioration	—	6,029	—	—	—
Provision	5,743	31,394	11,456	8,256	15,549
Charge-offs residential mortgage	(228)	(137)	(273)	(588)	(176)
Charge-offs home equity	(558)	(336)	(413)	(273)	(197)
Charge-offs consumer	(4,139)	(3,994)	(3,331)	(3,805)	(4,044)
Charge-offs commercial real estate	(9,765)	(4,312)	(293)	(116)	(13,997)
Charge-offs commercial	(532)	(2,395)	(3,597)	(571)	(10,400)
Recoveries	2,295	1,988	2,801	3,087	4,271
Ending balance	$150,212	157,396	129,159	122,809	116,819
Net charge-offs to average loans, annualized	0.40%	0.29%	0.18%	0.08%	0.87%

	Year ended December 31,
	2025	2024
Beginning balance	$116,819	125,243
Initial allowance on loans purchased with credit deterioration	6,029	—
Provision	56,849	27,679
Charge-offs residential mortgage	(1,226)	(845)
Charge-offs home equity	(1,580)	(1,736)
Charge-offs consumer	(15,269)	(14,738)
Charge-offs commercial real estate	(14,486)	(15,321)
Charge-offs commercial	(7,095)	(14,462)
Recoveries	10,171	10,999
Ending balance	$150,212	116,819
Net charge-offs to average loans, annualized	0.25%	0.32%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2025			September 30, 2025			June 30, 2025			March 31, 2025			December 31, 2024
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,147,858	31,814	4.04%	$3,160,008	31,386	3.97%	$3,091,324	29,978	3.88%	$3,155,738	30,394	3.85%	$3,215,596	31,107	3.87%
Home equity loans	1,512,049	22,802	5.98%	1,421,717	21,080	5.88%	1,145,655	16,265	5.69%	1,139,728	16,164	5.75%	1,154,456	16,801	5.79%
Consumer loans	2,412,579	34,436	5.66%	2,330,173	32,729	5.57%	2,073,103	28,648	5.54%	1,948,230	26,273	5.47%	1,918,356	26,293	5.45%
Commercial real estate loans	3,468,667	53,345	6.02%	3,377,740	51,761	6.00%	2,836,757	43,457	6.06%	2,879,607	56,508	7.85%	2,983,946	46,933	6.15%
Commercial loans	2,441,346	42,447	6.80%	2,278,859	41,519	7.13%	2,102,115	37,287	7.02%	2,053,213	36,012	7.02%	1,932,427	35,404	7.17%
Total loans receivable (a) (b) (d)	12,982,499	184,844	5.65%	12,568,497	178,475	5.63%	11,248,954	155,635	5.55%	11,176,516	165,351	6.00%	11,204,781	156,538	5.56%
Mortgage-backed securities (c)	1,892,074	14,071	2.97%	1,810,209	12,668	2.80%	1,790,423	12,154	2.72%	1,773,402	11,730	2.65%	1,769,151	11,514	2.60%
Investment securities (c) (d)	309,147	2,339	3.03%	301,719	2,153	2.85%	266,053	1,668	2.51%	263,825	1,599	2.43%	264,840	1,575	2.38%
FHLB stock, at cost	32,876	701	8.46%	30,434	652	8.51%	17,838	318	7.15%	20,862	366	7.11%	21,237	392	7.35%
Other interest-earning deposits	170,370	1,905	4.37%	164,131	1,700	4.05%	220,416	2,673	4.85%	243,412	2,416	3.97%	132,273	1,554	4.60%
Total interest-earning assets	15,386,966	203,860	5.26%	14,874,990	195,648	5.22%	13,543,684	172,448	5.11%	13,478,017	181,462	5.46%	13,392,282	171,573	5.10%
Noninterest-earning assets (e)	1,107,042			1,067,450			924,513			924,466			930,582
Total assets	$16,494,008			$15,942,440			$14,468,197			$14,402,483			$14,322,864
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,362,215	6,324	1.06%	$2,343,137	6,679	1.13%	$2,212,175	6,521	1.18%	$2,194,305	6,452	1.19%	$2,152,955	6,549	1.21%
Interest-bearing demand deposits	2,940,296	9,084	1.23%	2,782,369	8,258	1.18%	2,609,887	7,192	1.11%	2,593,228	7,063	1.10%	2,636,279	7,894	1.19%
Money market deposit accounts	2,522,362	12,499	1.97%	2,392,748	11,785	1.95%	2,121,088	9,658	1.83%	2,082,948	9,306	1.81%	1,980,769	8,880	1.78%
Time deposits	2,841,234	25,040	3.50%	2,818,526	25,158	3.54%	2,599,254	23,455	3.62%	2,629,388	24,504	3.78%	2,671,343	27,531	4.10%
Total interest bearing deposits (g)	10,666,107	52,947	1.97%	10,336,780	51,880	1.99%	9,542,404	46,826	1.97%	9,499,869	47,325	2.02%	9,441,346	50,854	2.14%
Borrowed funds (f)	354,894	3,425	3.83%	347,357	3,366	3.84%	208,342	2,046	3.94%	224,122	2,206	3.99%	222,506	2,246	4.02%
Subordinated debt	114,800	2,285	7.79%	114,745	1,335	4.65%	114,661	1,148	4.00%	114,576	1,148	4.01%	114,488	1,148	4.01%
Junior subordinated debentures	130,051	2,002	6.02%	129,986	2,123	6.39%	129,921	2,106	6.41%	129,856	2,098	6.46%	129,791	2,277	6.87%
Total interest-bearing liabilities	11,265,852	60,659	2.14%	10,928,868	58,704	2.13%	9,995,328	52,126	2.09%	9,968,423	52,777	2.15%	9,908,131	56,525	2.27%
Noninterest-bearing demand deposits (g)	3,105,108			2,959,871			2,611,597			2,588,502			2,587,071
Noninterest-bearing liabilities	252,960			244,306			225,306			228,947			238,434
Total liabilities	14,623,920			14,133,045			12,832,231			12,785,872			12,733,636
Shareholders’ equity	1,870,088			1,809,395			1,635,966			1,616,611			1,589,228
Total liabilities and shareholders’ equity	$16,494,008			$15,942,440			$14,468,197			$14,402,483			$14,322,864
Net interest income/Interest rate spread FTE		143,201	3.12%		136,944	3.09%		120,322	3.02%		128,685	3.31%		115,048	2.83%
Net interest-earning assets/Net interest margin FTE	$4,121,114		3.69%	$3,946,122		3.65%	$3,548,356		3.56%	$3,509,594		3.87%	$3,484,151		3.42%
Tax equivalent adjustment (d)		1,035			970			878			867			851
Net interest income, GAAP basis		142,166			135,974			119,444			127,818			114,197
Ratio of interest-earning assets to interest-bearing liabilities	1.37X			1.36X			1.36X			1.35X			1.35X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.53%, 1.55%, 1.55%, 1.59%, and 1.68%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Year ended December 31,
	2025			2024
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,138,768	123,572	3.94%	$3,308,977	127,499	3.85%
Home equity loans	1,306,128	76,311	5.84%	1,177,431	68,694	5.83%
Consumer loans	2,192,675	122,086	5.57%	1,988,806	103,694	5.21%
Commercial real estate loans	3,142,956	205,132	6.44%	3,000,431	183,491	6.02%
Commercial loans	2,220,111	157,273	6.99%	1,809,574	135,326	7.36%
Loans receivable (a) (b) (d)	12,000,638	684,374	5.70%	11,285,219	618,704	5.48%
Mortgage-backed securities (c)	1,816,835	50,623	2.79%	1,739,141	39,793	2.29%
Investment securities (c) (d)	285,355	7,776	2.72%	287,118	5,825	2.03%
FHLB stock, at cost	25,549	2,037	7.97%	24,948	1,891	7.58%
Other interest-earning deposits	199,582	8,693	4.30%	126,097	6,489	5.15%
Total interest-earning assets	14,327,959	753,503	5.26%	13,462,523	672,702	5.00%
Noninterest-earning assets (e)	1,006,230			922,648

Total assets	$15,334,189			$14,385,171

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,278,597	25,976	1.14%	$2,142,852	24,222	1.13%
Interest-bearing demand deposits	2,732,535	31,597	1.16%	2,574,810	27,394	1.06%
Money market deposit accounts	2,281,300	43,248	1.90%	1,966,732	34,564	1.76%
Time deposits	2,722,945	98,157	3.60%	2,758,157	119,313	4.33%
Total interest bearing deposits (g)	10,015,377	198,978	1.99%	9,442,551	205,493	2.18%
Borrowed funds (f)	284,212	11,044	3.89%	308,540	13,882	4.50%
Subordinated debt	114,696	5,916	5.13%	114,355	4,592	4.02%
Junior subordinated debentures	129,954	8,328	6.32%	129,695	9,652	7.32%
Total interest-bearing liabilities	10,544,239	224,266	2.13%	9,995,141	233,619	2.34%
Noninterest-bearing demand deposits (g)	2,818,078			2,582,540
Noninterest-bearing liabilities	237,963			244,036

Total liabilities	13,600,280			12,821,717

Shareholders’ equity	1,733,909			1,563,454

Total liabilities and shareholders’ equity	$15,334,189			$14,385,171

Net interest income/Interest rate spread		529,237	3.13%		439,083	2.66%

Net interest-earning assets/Net interest margin	$3,783,720		3.69%	$3,467,382		3.26%

Tax equivalent adjustment (d)		3,835			3,505
Net interest income, GAAP basis		525,402			435,578

Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.35X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.55% and 1.71%, respectively.